SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  September 26, 2000
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                               Empire of Carolina

             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



        1-7909                                         13-2999480
(Commission File Number)                  (IRS Employer Identification No.)

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          4731 West Atlantic Avenue, Suite B-1, Delray Beach, FL 33445
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (561) 498-4000
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                    5150 Linton Blvd., Delray Beach, FL 33484
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         On September 26, 2000, we were informed by the American Stock Exchange ("Amex") that it has determined to delist our common stock, Series A preferred stock and warrants of the Company as it does not meet the Amex's criteria for continued listing. These criteria include minimum levels of shareholders equity and the absence of years of net losses from continuing operations. The Company has exercised its right to appeal the Amex's decision and has requested a formal hearing in order to further consider the decision. If the Company is unsuccessful in its appeal to maintain the listing of the Company's common stock, Series A preferred stock and warrants on the Amex, we believe that the Company's common stock, Series A preferred stock and warrants will trade on the Over the Counter Bulletin Board.

Item 7.  Financial Statements, Pro Forma Financials and Exhibits

(c)      Exhibits

       Exhibit
       Number                          Description
   ------------            -----------------------------------------
       99.1                Press Release dated September 29, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EMPIRE OF CAROLINA, INC.


                                          By:/s/ Timothy Moran
                                             -----------------------------------
                                           Timothy Moran, Chairman of the Board,
Dated:  September 29, 2000.                President and Chief Executive Officer